U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005

Commission File Number 0-50087

VETERINARY PET SERVICES, INC.
(Exact name of registrant as specified in its charter)

California	95-3538503
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3060 Saturn Street, Brea, California	92821
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (714) 989-0555

Items 1.01 Entry Into a Material Definitive Agreement and Item 8.01 Other Events

On July 28, 2005 Veterinary Pet Services, Inc. (the “Company”) sent a letter to its shareholders announcing a merger of the Company with and into its wholly-owned subsidiary, Veterinary Pet Insurance Company (“VPI”). VPI will be the survivor of the merger. Upon the completion of the merger, all outstanding shares of common stock of the Company will be converted into common stock of VPI in a one-for-one exchange. All outstanding options and warrants of the Company will also be assumed on a one-for-one basis by VPI. There will be no change to any option price or warrant price or duration as a result of the merger. The shares of VPI after the merger will have the same rights, privileges and preferences as the shares of the Company prior to the merger. There will be no dilution to any shareholder as a result of the merger. In connection with the merger, no shares are being purchased by the Company, VPI or any third party. There also will be no commission, selling or other expense to be paid or incurred with respect to the merger, other than accounting and legal fees and costs. The merger is anticipated to close in August 2005. Copies of the letter to shareholders dated July 28, 2005, the Merger Agreement and Plan of Merger are attached hereto.

On July 6, 2005, VPI received a Securities Permit from the State of California Department of Insurance permitting it to issue shares of its common stock to the current shareholders of the Company in order to effectuate the merger of the Company with and into VPI. Pursuant to this permit, the Company is authorized to issue up to 6,641,014 shares of common stock to its current shareholders in order for the Company to merge with and into VPI, and allow the Company’s shareholders to keep the same economic and voting rights that were held prior to the merger.

After the merger is completed, the surviving company will no longer be a registrant subject to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the periodic reporting requirements under Section 13 of the Exchange Act. However, the surviving company will continue to be fully regulated by the California Department of Insurance in accordance with the California Insurance Code.

The Company elected to effect the merger for two reasons. First, maintaining the Company as a public reporting company, including the compliance costs associated with the Sarbanes-Oxley Act of 2002, involves significant expenditures of time, resources and money. These resources are better spent promoting the Company’s business and creating value for the shareholders. Second, the common shares of the Company do not trade and are not listed for trading on any exchange or any inter-dealer quotation system. Hence, there is virtually no utility to the Company maintaining itself as a public reporting company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 A copy of a letter sent to shareholders on July 28, 2005 is attached as Exhibit 99.1.

99.2 A copy of the Amended and Restated Merger Agreement is attached as Exhibit 99.2.

99.3 A copy of the Amended and Restated Plan of Merger is attached as Exhibit 99.3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
VETERINARY PET SERVICES, INC.

Dated: July 29, 2005	/s/ JAMES W. CARNEY _______________________________ James W. Carney, acting Chief Executive Officer